Exhibit 99.1

SkyWater Technology Reports Second Quarter 2022 Results
Strong Progress Toward 2022 Revenue Growth Objectives; Continued Gross Margin Expansion
BLOOMINGTON, Minn., – AUGUST 15, 2022 – SkyWater Technology (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the second quarter of 2022, ended July 3, 2022.
•Total revenue of $47.4 million, up 15% year over year.
•Net loss to shareholders of $13.0 million, or (27)% of revenue.
•Adjusted EBITDA of $(1.6) million, or (3.4)% of revenue.

“We are pleased to report second-quarter 2022 revenues of over $47 million and increasing momentum toward our margin expansion and profitability objectives,” said Thomas Sonderman, SkyWater president and chief executive officer. “Our year-over-year revenue growth demonstrates both the recent successes in winning new ATS customers as well as the more favorable contract terms reflected in our wafer services business. Excluding tool sales, ATS revenues grew 20% year-over-year and wafer services revenue grew 23%, and with the continued growth of ATS along with better pricing and predictability in our wafer services business, we achieved very strong levels of flow-through and reported positive gross margins in the quarter. We also achieved sequential quarterly revenue growth with nearly every key ATS customer, offsetting the expected quarterly decline from wafer services, which came as a result of the accounting treatment pull-in of $8 million of WIP into our first-quarter wafer services revenues. Finally, since last quarter we have announced new awards and partnerships that provide meaningful revenue opportunities in support of our long-term growth and profitability targets. For 2022, our performance year to date and expected second-half revenue ramp in multiple ATS programs provides increasing confidence that we will achieve growth this year approaching our long-term annual target of 25%.”
Recent Business Updates:
•Announced partnership with the State of Indiana and Purdue University to build advanced $1.8 billion semiconductor fab on Purdue’s campus in the Discovery Park District
•Significant progress in RH90 program, driving an expected second-half 2022 revenue ramp:
◦Successful Q2 completion of base prototype phase with the Department of Defense (DOD)
◦Recent award of additional $27 million Phase 1 option has been funded and launched in support of continued development
◦Continued progress toward anticipated Phase 2 productization and qualification
◦Recent partnership with Mobile Semiconductor to provide SRAM compilers, which will help our customers design new devices on our RH90 platform
•Announced $15 million of investment from the DOD, funding the facilitation of open source design of SkyWater’s SKY90-FD process technology in partnership with Google, creating an IP pipeline and pathway to commercial volume manufacturing
•In heterogeneous integration, entered license agreement with Xperi, providing our customers access to Adeia’s ZiBond® direct bonding and DBI® hybrid bonding technology and IP to enhance next-generation devices for commercial and government applications
•Work with bio-health customer Rockley Photonics enabling their revolutionary wrist-worn biomarker sensor continues to progress towards a production ramp
•Significant gross margin improvement in the quarter was driven primarily by favorable revenue mix, with another sequential increase in ATS revenues along with improved pricing in Wafer Services
•Successful passage of the CHIPS and Science Act, which is landmark legislation that will strengthen the domestic semiconductor manufacturing ecosystem, within which we believe SkyWater will play an increasingly important role, across each of our existing and planned fab locations in Minnesota, Florida, and Indiana
•Increased confidence in 2022 revenue expectations approaching long-term annual growth objective of 25%

Q2 2022 Summary:

GAAP
In USD millions, except per share data	Q2 22	Q2 21	Y/Y	Q1 22	Q/Q
Advanced Technology Services revenue	$29.8	$26.9	11%	$26.6	12%
Wafer Services revenue	$17.6	$14.3	23%	$21.5	(18)%
Revenue	$47.4	$41.2	15%	$48.1	(1)%
Gross profit (loss)	$2.1	$1.8	17%	$(0.9)	333%
Gross margin	4.4%	4.4%	—	(2.0)%	640 bps
Net loss to shareholders	$(13.0)	$(7.0)	(86)%	$(16.6)	22%
Basic loss per share	$(0.32)	$(0.20)	(60)%	$(0.42)	24%

Non-GAAP
In USD millions, except per share data	Q2 22	Q2 21	Y/Y	Q1 22	Q/Q
Non-GAAP gross profit (loss)	$2.6	$1.8	44%	$0.5	420%
Non-GAAP gross margin	5.6%	4.7%	90 bps	1.1%	450 bps
Non-GAAP net loss to shareholders	$(10.7)	$(5.1)	(110)%	$(13.0)	18%
Non-GAAP basic loss per share	$(0.27)	$(0.15)	(80)%	$(0.33)	18%
Adjusted EBITDA	$(1.6)	$(0.8)	(100)%	$(4.8)	67%
Adjusted EBITDA margin	(3.4%)	(2.0%)	(140) bps	(10.0%)	660 bps

Q2 2022 Results:
•Revenue: Revenue of $47.4 million increased 15% year-over-year as a result of growth in ATS programs and improved pricing terms for wafer services. Advanced Technology Services revenue of $29.8 million increased 11% year-over-year, and after excluding tool revenue, ATS revenue growth was 20%, reflecting the momentum we are gaining with several key customers. Advanced Technology Services revenue contained $0.3 million of tool revenue in the second quarter of 2022 and $2.3 million in the second quarter of 2021. Wafer Services revenue of $17.6 million increased 23% compared to the second quarter of 2021 driven primarily by the more favorable pricing and contract terms finalized with our largest customer at the end of Q1 2022.
•Gross Profit: GAAP gross profit was $2.1 million, or 4.4% of revenue, compared to GAAP gross profit of $1.8 million, or 4.4% of revenue, in the second quarter of 2021. Non-GAAP gross profit was $2.6 million, or 5.6% of revenue excluding tool sales, compared to non-GAAP gross profit of $1.8 million, or 4.7% of revenue excluding tool sales, in the second quarter of 2021. The improvement was primarily the result of more favorable revenue mix. Non-GAAP gross profit for the second quarter of 2022 excludes $0.7 million of equity-based compensation and Florida start-up costs, compared to $1.1 million in the second quarter of 2021. Cost of revenue in the second quarter of 2022 also contained $2.3 million for heterogeneous integration and $1.5 million in depreciation for the radiation hardened facility, compared to $1.6 million and $1.7 million, respectively, in the second quarter of 2021.
•Net Loss: GAAP net loss to shareholders was $13.0 million, or $(0.32) per share, compared to a net loss to shareholders of $7.0 million, or $(0.20) per share, in the second quarter of 2021. Non-GAAP net loss to shareholders was $10.7 million, or $(0.27) per share, compared to a net loss to shareholders of $5.1 million, or $(0.15) per share, in the second quarter of 2021.
•Adjusted EBITDA: Adjusted EBITDA was $(1.6) million, or (3.4)% of revenue, compared to $(0.8) million or (2.0)% of revenue in the second quarter of 2021.
•Balance Sheet: Cash and cash equivalents were $11.0 million at quarter end, compared to $12.9 million as of January 2, 2022.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”

Investor Webcast
SkyWater will host a conference call today, Monday, August 15, 2022, at 3:30 p.m. CT to discuss its second quarter 2022 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S. investor-owned semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Foundry. SkyWater’s Technology as a ServiceSM model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, ROICs, rad-hard ICs, power management, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit:
www.skywatertechnology.com.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past, events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals amid industry-wide supply chain shortages; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; the impact of the COVID-19 pandemic on our business, results of operations and financial condition and our customers, suppliers and workforce; the impact of the COVID-19 pandemic on the global economy; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 10, 2022 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	July 3, 2022	January 2, 2022
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$10,974	$12,917
Accounts receivable, net	49,906	39,381
Inventories	11,866	17,500
Prepaid expenses and other current assets	6,077	3,854
Income tax receivable	744	745
Total current assets	79,567	74,397
Property and equipment, net	187,141	180,475
Intangible assets, net	6,576	3,891
Other assets	3,363	4,835
Total assets	$276,647	$263,598
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,042	$1,021
Accounts payable	13,848	7,637
Accrued expenses	25,094	17,483
Current portion of contingent consideration	441	816
Deferred revenue - current	24,339	20,808
Total current liabilities	64,764	47,765
Long-term liabilities:
Long-term debt, less current portion and unamortized debt issuance costs	77,190	58,428
Long-term incentive plan	3,636	4,039
Deferred revenue - long-term	79,392	88,094
Deferred income tax liability, net	858	995
Other long-term liabilities	13,178	4,350
Total long-term liabilities	174,254	155,906
Total liabilities	239,018	203,671
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value per share (80,000,000 shares authorized; zero issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 shares authorized; 40,449,776 and 39,836,038 shares issued and outstanding)	404	398
Additional paid-in capital	121,697	115,208
Accumulated deficit	(84,090)	(54,479)
Total shareholders’ equity, SkyWater Technology, Inc.	38,011	61,127
Non-controlling interests	(382)	(1,200)
Total shareholders’ equity	37,629	59,927
Total liabilities and shareholders’ equity	$276,647	$263,598

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022	July 4, 2021	July 3, 2022	July 4, 2021
	(in thousands, except share and per share data)
Revenue	$47,407	$41,189	$95,528	$89,290
Cost of revenue	45,327	39,377	94,388	78,312
Gross profit	2,080	1,812	1,140	10,978
Research and development	2,361	3,339	4,643	5,266
Selling, general and administrative expenses	10,795	15,415	22,485	24,018
Change in fair value of contingent consideration	—	(942)	—	(886)
Operating loss	(11,076)	(16,000)	(25,988)	(17,420)
Other (expense) income:
Paycheck Protection Program loan forgiveness	—	6,453	—	6,453
Interest expense	(1,040)	(912)	(2,069)	(1,970)
Total other (expense) income	(1,040)	5,541	(2,069)	4,483
Loss before income taxes	(12,116)	(10,459)	(28,057)	(12,937)
Income tax expense (benefit)	63	(4,237)	(131)	(4,662)
Net loss	(12,179)	(6,222)	(27,926)	(8,275)
Less: net income attributable to non-controlling interests	826	757	1,685	1,515
Net loss attributable to SkyWater Technology, Inc.	$(13,005)	$(6,979)	$(29,611)	$(9,790)
Net loss per share attributable to common shareholders, basic and diluted:	$(0.32)	$(0.20)	$(0.74)	$(0.54)
Weighted average shares used in computing net loss per common share, basic and diluted:	40,203,050	34,707,758	40,031,615	18,884,051

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	July 3, 2022	July 4, 2021

	(in thousands)
Cash flows from operating activities:
Net loss	$(27,926)	$(8,275)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	13,657	13,336
Gain on Paycheck Protection Program loan forgiveness	—	(6,453)
Amortization of debt issuance costs included in interest expense	348	320
Long-term incentive and stock-based compensation	5,334	7,008
Change in fair value of contingent consideration	—	(886)
Cash paid for contingent consideration in excess of initial valuation	(375)	(6,114)
Deferred income taxes	(137)	(5,191)
Non-cash revenue related to customer equipment	—	(2,481)
Changes in operating assets and liabilities:
Accounts receivable	(1,024)	(3,401)
Inventories	(3,865)	(1,998)
Prepaid expenses and other assets	(751)	5,672
Accounts payable and accrued expenses	6,047	(4,482)
Deferred revenue	(5,170)	(16,695)
Income tax payable and receivable	—	(1,171)
Net cash used in operating activities	(13,862)	(30,811)
Cash flows from investing activities:
Purchase of software and licenses	(400)	(357)
Purchases of property and equipment	(5,463)	(12,898)
Net cash used in investing activities	(5,863)	(13,255)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriting discounts and commissions	—	104,212
Net proceeds on Revolver	18,946	382
Proceeds from the issuance of common stock pursuant to the employee stock purchase plan and a long term incentive plan	1,128	—
Cash paid for offering costs	—	(1,205)
Cash paid for capital leases	(416)	(288)
Distributions to VIE member	(867)	(1,373)
Cash paid on license technology obligations	(500)	—
Repayment of Financing	(509)	(495)
Net cash provided by financing activities	17,782	101,233
Net change in cash and cash equivalents	(1,943)	57,167
Cash and cash equivalents - beginning of period	12,917	7,436
Cash and cash equivalents - end of period	$10,974	$64,603

Supplemental Revenue and Cost of Revenue Information by Quarter

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
	(in thousands)
Wafer Services revenue	$10,019	$14,312	$12,652	$14,174	$21,546	$17,584
Advanced Technology Services revenue	38,082	26,877	22,373	24,359	26,575	29,823
Revenue	$48,101	$41,189	$35,025	$38,533	$48,121	$47,407

Tool revenue (included in ATS revenue)	$15,405	$2,346	$281	$1,127	$984	$313
Tool cost of revenue	$9,873	$1,223	$281	$701	$984	$200
Revenue impact of new contract with significant customer	—	—	—	—	8,230	$—
Cost of revenue impact of new contract with significant customer	—	—	—	—	10,887	$—

Non-GAAP Financial Measures
We provide supplemental non-GAAP financial information that our management utilizes to evaluate our ongoing financial performance and provide additional insight to investors as supplemental information to our U.S. GAAP results. We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss per share. We provide these non-GAAP financial measures because we believe this non-GAAP presentation provides a baseline for analyzing trends in our business and to exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because our non-GAAP measures are not determined in accordance with U.S. GAAP, these measures are susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner. As a result, the non-GAAP financial measures presented in this earnings press release may not be directly comparable to similarly titled measures presented by other companies.
We also provide adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measurements. We define adjusted EBITDA as net income (loss) before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including fair value changes in contingent considerations, management fees, inventory write-down, corporate conversion and IPO related costs, Paycheck Protection Program loan forgiveness, SkyWater Florida start-up costs, net income attributable to non-controlling interests, and management transition expense. We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with U.S. GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with U.S. GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	July 3, 2022	July 4, 2021	April 3, 2022
	(in thousands)
GAAP revenue	$47,407	$41,189	$48,121
Tool revenue (1)	(313)	(2,346)	(984)
Non-GAAP revenue	$47,094	$38,843	$47,137

GAAP cost of revenue	$45,327	$39,377	$49,061
Equity-based compensation (2)	(546)	(827)	(1,125)
SkyWater Florida start-up costs (3)	(113)	(318)	(341)
Cost of tool revenue (1)	(200)	(1,223)	(984)
Non-GAAP cost of revenue	$44,468	$37,009	$46,611

GAAP gross profit	$2,080	$1,812	$(940)
GAAP gross margin	4.4%	4.4%	(2.0)%
Equity-based compensation (2)	546	827	1,125
SkyWater Florida start-up costs (3)	113	318	341
Tool revenue (1)	(313)	(2,346)	(984)
Cost of tool revenue (1)	200	1,223	984
Non-GAAP gross profit	$2,626	$1,834	$526
Non-GAAP gross margin	5.6%	4.7%	1.1%

GAAP research and development	$2,361	$3,339	$2,282
Equity-based compensation (2)	(128)	(1,487)	(225)
Non-GAAP research and development	$2,233	$1,852	$2,057

GAAP selling, general and administrative expenses	$10,795	$15,415	$11,690
SkyWater Florida start-up costs (3)	(45)	(186)	(61)
Management transition expense (4)	—	(435)	—
Equity-based compensation (2)	(1,444)	(4,454)	(1,866)
Management fees (6)	—	(56)	—
Non-GAAP selling, general and administrative expenses	$9,306	$10,284	$9,763

	Three Months Ended
	July 3, 2022	July 4, 2021	April 3, 2022
	(in thousands)
GAAP net loss to SkyWater Technology, Inc.	$(13,005)	$(6,979)	$(16,606)
Paycheck Protection Program loan forgiveness	—	(6,453)	—
Corporate conversion and initial public offering related costs (5)	—	1,521	—
SkyWater Florida start-up costs (3)	158	504	402
Management transition expense (4)	—	435	—
Fair value changes in contingent consideration (5)	—	(942)	—
Equity-based compensation (2)	2,118	6,768	3,216
Management fees (6)	—	56	—
Non-GAAP net loss to shareholders	$(10,729)	$(5,090)	$(12,988)

Equity-based compensation allocation in the consolidated statements of operations:
Cost of revenue	$546	$827	$1,125
Research and development	128	1,487	225
Selling, general and administrative expenses	1,444	4,454	1,866
	$2,118	$6,768	$3,216

SkyWater Florida start-up costs allocation in the consolidated statements of operations:
Cost of revenue	$113	$318	$341
Selling, general and administrative expenses	45	186	61
	$158	$504	$402

	Three Months Ended July 3, 2022
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(13,005)	$(10,729)
Denominator:
Weighted-average common shares outstanding, basic and diluted	40,203	40,203
Net loss per common share, basic and diluted	$(0.32)	$(0.27)

	Three Months Ended July 4, 2021
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(6,979)	$(5,090)
Denominator:
Weighted-average Class B preferred units outstanding, basic and diluted	34,708	34,708
Net loss per Class B preferred unit, basic and diluted	$(0.20)	$(0.15)

	Three Months Ended April 3, 2022
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(16,606)	$(12,988)
Denominator:
Weighted-average common shares outstanding, basic and diluted	39,862	39,862
Net loss per common share, basic and diluted	$(0.42)	$(0.33)

	Three Months Ended			Six Months Ended
	July 3, 2022	July 4, 2021	April 3, 2022	July 3, 2022	July 4, 2021
	(in thousands)
Net loss to shareholders	$(13,005)	$(6,979)	$(16,606)	$(29,611)	$(9,790)
Interest expense	1,040	912	1,029	2,069	1,970
Income tax expense (benefit)	63	(4,237)	(194)	(131)	(4,662)
Depreciation and amortization	7,198	6,854	6,458	13,657	13,336
EBITDA	(4,704)	(3,450)	(9,313)	(14,016)	854
Paycheck Protection Program loan forgiveness	—	(6,453)	—	—	(6,453)
Corporate conversion and initial public offering related costs	—	1,521	—	—	1,521
SkyWater Florida start-up costs (3)	158	504	402	560	504
Management transition expense (4)	—	435	—	—	435
Fair value changes in contingent consideration (5)	—	(942)	—	—	(886)
Equity-based compensation (2)	2,118	6,768	3,216	5,334	7,003
Management fees (6)	—	56	—	—	332
Net income attributable to non-controlling interests (7)	826	757	859	1,685	1,515
Adjusted EBITDA	$(1,602)	$(804)	$(4,836)	$(6,437)	$4,825
__________________
(1)Tool revenue and cost of tool revenue represent the revenue and external costs related to the services we provide to qualify customer funded tool technologies as our customers invest in our capabilities to expand our technology platforms.
(2)Represents non-cash equity-based compensation expense.
(3)Represents start-up costs associated with our 200 mm heterogeneous integration facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not indicative of our ongoing costs and will be discontinued following the start-up of SkyWater Florida.
(4)Represents expenses directly associated with the corporate conversion and IPO, such as professional, consulting, legal and accounting services. This also includes bonus awards granted to employees upon the completion of the IPO. These expenses are not indicative of our ongoing costs and were discontinued following the completion of our initial public offering.
(5)Represents non-cash valuation adjustment of contingent consideration to fair market value during the period.
(6)Represents a related party transaction with Oxbow Industries, our principal stockholder. As these fees are not part of the core business, did not continue after our IPO and are excluded from management’s assessment of the business, we believe it is useful to investors to view our results excluding these fees.
(7)Represents net income attributable to our VIE, which was formed for the purpose of purchasing our land, building with the proceeds of a bank loan. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.